EXHIBIT 4

PHARMATHENE, INC.

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of October 10, 2008, by and among PHARMATHENE, INC., a Delaware corporation having its office at One Park Place; Suite #450, Annapolis, MD 21401 (the “Company”), and its successors and permitted assigns, and Kelisia Holdings Ltd., a public limited company established under the laws of Cyprus having its office at 29 Theklas Lyssioti Street; Cassandra Centre, 2nd Floor; 3731 Limassol; Cyprus (the “Investor”), an indirect wholly owned subsidiary of Panacea Biotec Limited, a public limited company established under the laws of India, having its registered office at Ambala-Chandigarh Highway, Lalru-140501, Punjab, India and its successors and permitted assigns.

RECITALS

WHEREAS, on the date hereof, the Company has sold and issued (i) 3,733,334 shares of its Common Stock having par value of US$0.0001 per share, of the Company at a price of US$3.50 per share (“Common Stock”), and (ii) a warrant (the “Warrant”) to purchase up to 2,745,098 shares of its Common Stock at an exercise price of US$5.10 per share, in each case to the Investor pursuant to the Securities Purchase Agreement, dated September 30, 2008, between the Company and the Investor (the “Securities Purchase Agreement”);

WHEREAS, as a condition of purchasing the shares of Common Stock and the Warrant, the Investor has requested that the Company extend to it registration rights and pre-emptive rights as set forth below;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and the investment of the Investor in the Common Stock and the Warrant, the parties mutually agree as follows:

SECTION 1. GENERAL

1.1 Definitions. (a) Capitalized terms that are not otherwise defined in this Agreement have the meanings given such terms in the Securities Purchase Agreement, and (b) the following terms shall have the meanings indicated:

“Affiliate” means with respect to any Person, any Person that directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Control” (including with correlative meaning, Controlled by and under common Control with) shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise, provided that in all events (and in addition to the above), the direct and indirect ownership of more than 50% of the paid-up and issued voting capital of a Person shall be deemed to constitute control over such Person.

“Equity Percentage” shall mean, as to the Investor or a transferee of the Investor, that percentage figure that expresses the ratio that (a) the number of Shares owned by such Person and which such Person may acquire upon exercise of the Warrant (subject to the limitation described in the definition of Shares below) bears to (b) the aggregate number of shares of issued and outstanding Common Stock on the date hereof immediately after giving effect to the issuance of the Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or agency or subdivision thereof) or other entity of any kind, whether incorporated, registered or not.

“Piggy-Back Registration Statement” means a Registration Statement filed with respect to a registration described in Section 2.3 hereof.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (a) the Shares and (b) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares. Notwithstanding the foregoing, “Registrable Securities” shall not include any securities sold by a person or eligible for sale without restriction to the public pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not expressly assigned.

“Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue-sky fees and expenses.

“Registration Statement” means the Shelf Registration Statement or the Piggy-Back Registration Statement, as applicable.

“SEC” or “Commission” means the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

“Shares” shall mean (i) the shares of Common Stock issued to the Investor pursuant to the Securities Purchase Agreement, and (ii) the shares of Common Stock issued or issuable upon exercise of the Warrant to purchase up to 2,745,098 shares of Common Stock, dated October     , 2008, issued by the Company to the Investor (the “Warrant”); provided that, for the purposes of calculating the number of shares issuable upon exercise of the Warrant, consideration is given, and such amount is limited to, the maximum amount that could be exercised after consideration of the limitation contained in Section 2(d) of the Warrant.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted on the Trading Market, or (b) if the Common Stock is not then listed or quoted on a Trading Market, then any Business Day.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

2.1 Restrictions on Transfer.

(a) Investor and each transferee, if any, agrees not to make any disposition of all or any portion of the Shares or other Registrable Securities unless and until:

(i) There is then in effect (and not suspended pursuant to Section 2.4(b) hereof) a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement (including without limitation the method of disposition set forth therein); or

(ii) Such disposition is made pursuant to and in compliance with (A) Rule 144 or a successor rule thereof (as amended from time to time) or (B) any other applicable exemption from registration under the Securities Act (in which case the Investor shall have notified the Company of the disposition and, if requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act); or

(iii) (A) Any proposed transferee has agreed in writing to be bound by the terms of this Agreement by executing a counterpart signature page hereto (which shall not be deemed to be an amendment hereto), (B) Investor shall have notified the Company of the disposition, and (C) if requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

(b) Each certificate representing Shares or other Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c) Within fifteen (15) days of written request, the Company shall be obligated to reissue unlegended certificates at the request of any holder of Shares or other Registrable Securities if such holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the applicable securities may lawfully be so disposed of without registration.

(d) Any legend that may be endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue-sky authority authorizing such removal.

(e) Notwithstanding the foregoing provisions of this Section 2.1, the restrictions imposed by this Section 2.1 upon the transferability of any Shares or other Registrable Securities shall cease and terminate when (i) any such Shares or other Registrable Securities are sold or otherwise disposed of in accordance with a registration statement (including without limitation the method of disposition set forth therein); (ii) the holder of such Shares or other Registrable Securities has met the applicable requirements for transfer of such Shares or other Registrable Securities, as the case may be, pursuant to subparagraph (b) of Rule 144 under the Securities Act or a successor rule thereof (as amended from time to time) (“Rule 144”) or (iii) any such Shares or other Registrable Securities are sold or otherwise disposed of by such other method contemplated by this Section 2.1 that does not require that the securities transferred bear the legend set forth in this Section 2.1. Whenever the restrictions imposed by this Section 2.1 have terminated, a holder of a certificate for Shares or other Registrable Securities as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in this Section 2.1 and not containing any other reference to the restrictions imposed by this Section 2.1.

(f) The Company covenants that, to the extent it does not qualify as a “reporting issuer” as defined under Rule 144(c) during the period ending with the termination of the transferability restrictions as described in Section 2.1(e) above, it will take such action in connection with the furnishing of information as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

(g) The Investor represents and warrants that, during the period beginning 30 days prior to the date of this Agreement and ending on the date of this Agreement, none of the Investor or its Affiliates, or any entity acting under their direction or control, have engaged, directly or indirectly, in any trading of Common Stock, including, without limitation, short sales or hedging of any kind, other than as contemplated by this Agreement.

2.2 Shelf Registration. (a) The Company shall, within 45 days from the date of this Agreement (the “Filing Date”), file a registration statement (as amended or supplemented from time to time, the “Shelf Registration Statement”) under the Securities Act covering all of the Registrable Securities then outstanding, and shall use its best efforts to cause the Shelf Registration Statement to become effective as promptly as practicable thereafter (provided that in the event the Company receives notice from the SEC that it will not “review” the Shelf Registration Statement and that the Company can request acceleration of effectiveness, the Company shall cause the Shelf Registration Statement to become effective within ten (10) days of receipt of such notice), and shall use its best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) the date on which all Registrable Securities are eligible for sale under Rule 144 without volume, manner of sale or other restrictions under such rule and (ii) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold (the “Effectiveness Period”). Such Shelf Registration Statement shall be on Form S-3 (except if the Company is not eligible to register for resale the Shelf Registrable Securities on Form S-3, then such registration shall be on such other appropriate form as the Company may reasonably select), and shall contain (unless otherwise directed by the Investor) the “Plan of Distribution” attached hereto as Annex A.

(b) The amount of Registrable Securities required to be included in the initial Shelf Registration Statement as described in Section 2.2(a) shall be not less than the maximum amount of Registrable Securities which may be included in a Registration Statement without exceeding registration limitations imposed by the SEC pursuant to Rule 415 under the Securities Act (the “Rule

415 Amount”). In the event that less than all of the Registrable Securities are included in the Shelf Registration Statement as a result of the limitation described in this Section 2.2(b), then the Company will file additional Shelf Registration Statements each registering the Rule 415 Amount, seriatim, until all of the Registrable Securities have been registered.

2.3 Piggy-Back Registration.

(a) If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Investor) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), (ii) a registration on Form S-4 (or similar or successor form), (iii) a shelf registration statement covering the offer and sale of securities from time to time in one or more offerings or (iv) unless a Registration Statement has not already been filed for the Registrable Securities, a registration in connection with a rights offering to existing securityholders of the Company), the Company shall, at such time, give the Investor written notice of such registration. Upon the written request of the Investor received by the Company within twenty (20) Trading Days after mailing of such notice by the Company, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that the Investor has requested to be registered; provided that the right of the Investor to have such Registrable Securities so registered shall be subordinated in all respects to the rights of any other holders of registration rights, whether now existing or to be granted in the future. The Company may grant any registration rights, including registration rights that are superior in priority to the piggy-back registration rights granted to the Investor pursuant to this Section 2.3, to third parties, as it deems to be in its best interest. Except as otherwise required pursuant to this Agreement, the Company shall have no obligation under this Section 2.3 to make any offering of its securities, or to complete an offering of its securities that it has proposed to make. The Investor may withdraw its written notice of registration at any time, but such notice may not be reinstated if the twenty (20) day Trading Day period referred to above has expired.

(b) Subject to the provisions of Section 2.3(c) hereof, the amount of Registrable Securities required to be included in the initial Piggy-Back Registration Statement as described in Section 2.3(a) shall be not less than the lesser of (a) the amount of Registrable Securities that the Investor has requested to be so registered and (b) the maximum amount of Registrable Securities which may be included in a Registration Statement without exceeding the Rule 415 Amount.

(c) In the event that any registration pursuant to this Section 2.3 shall be, in whole or in part, an underwritten public offering of securities of the Company, the number of shares of Registrable Securities to be included in such underwriting may be reduced by the managing underwriter if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Investor in writing of any such reduction. Notwithstanding the foregoing provisions, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 2.3 without thereby incurring any liability to the Investor or its Affiliates.

2.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.2 or 2.3 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders selling the securities.

2.5 Shelf Registration Procedures. In connection with the Company’s registration obligations hereunder with respect to the Shelf Registration Statement, the Company shall:

(a) Not less than ten (10) Trading Days prior to the filing of the Shelf Registration Statement or any related prospectus (“Prospectus”) or any amendment or supplement thereto, the Company shall (i) furnish to the Investor and its counsel (“Investor Counsel”) copies of such documents proposed to be filed, which documents will be subject to the review of Investor and Investor Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file such Shelf Registration Statement or any related Prospectus, amendments or supplements thereto to which the Investor and Investor Counsel shall reasonably object.

(b) (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 under the Securities Act; (iii) respond as promptly as reasonably possible, and in any event within twenty (20) Trading Days, to any comments received from the Commission with respect to the Shelf Registration Statement or any amendment thereto and promptly thereafter provide copies of such response to the Investor; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor set forth in the Shelf Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Investor within three (3) Trading Days of receipt, and if requested by the Investor, confirm such notice in writing within three (3) Trading Days thereafter, of any of the following events: (i) the Commission notifies the Company of whether it plans to “review” the Registration Statement; (ii) the Commission comments in writing on the Registration Statement (in which case the Company shall deliver to the Investor a true and complete copy of such comments within three (3) Trading Days of receipt, a timeline relating to the proposed drafting of responses within six (6) Trading Days of receipt and of all such written responses); (iii) the Registration Statement or any post-effective amendment thereto is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to the Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of the Registration Statement or if the Company receives notice that the Commission initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, related Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to the Investor and Investor Counsel, without charge, copies of the Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent and in such quantity as requested by such Person (excluding those previously furnished or incorporated by reference) within three (3) Trading Days after the filing of such documents with the Commission.

(f) Promptly upon request, deliver to the Investor and Investor Counsel without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) related to the Registration Statement and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto. Furthermore, the Company hereby agrees that the Investor is permitted to use such Prospectuses including any amendment and each supplement thereto, if required for the purposes of any report or public announcements or disclosures to be submitted to, or made pursuant to the requirements of, any governmental or regulatory body in India/Cyprus/Netherlands (as the case may be) and/or if required to comply with any law applicable to the Investor at the Investor’s expense and to the extent reasonably practicable.

(g) In the time and manner required by the Trading Market, if at all, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable

Securities to be approved for listing on the Trading Market as soon as reasonably practicable thereafter; (iii) to the extent available to the Company, provide to the Investor evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market.

(h) Prior to any public offering of Registrable Securities pursuant to the Registration Statement, use its best efforts to register or qualify or cooperate with the Investor and Investor Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Investor reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period, and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement.

(i) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investor may request.

(j) Upon the occurrence of any event described in Section 2.5(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to such Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor its related Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Cooperate with any due diligence investigation undertaken by the Investor in connection with the sale of Registrable Securities pursuant to the Registration Statement, including without limitation by making available any documents and information at the facilities of the Company during normal business hours and upon reasonable notice.

(l) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the underwriter(s), in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

(m) Comply with all applicable rules and regulations of the Commission.

(n) Notwithstanding the above, the Company may suspend the effectiveness of the Registration Statement, suspend the use of any Prospectus included therein, and shall not be required to amend or supplement the Registration Statement, any related

Prospectus or any document incorporated therein by reference for a period of time not to exceed 60 consecutive days and in no event to exceed more than an aggregate of 90 days during any rolling 12-month period (the “Pending Event Suspension Period”), if (i) an event or circumstance occurs and is continuing that has not been publicly disclosed and, if not disclosed in the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented, would, in the Company’s good-faith judgment, after consultation with its outside securities counsel, result in the Registration Statement, any related Prospectus or any such document containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) in the good faith judgment of the board of directors of the Company (the “Board”), after consultation with its outside securities counsel, the Company has a bona fide business purpose for not then disclosing the existence of such event or circumstance (only to the extent such event or circumstance is material non-public information).

In the event of the occurrence of any Pending Event Suspension Period, the Company shall promptly upon such occurrence, notify the Investor in writing. The Company will also provide written notice to the Investor of the end of each Pending Event Suspension Period. The Investor agrees to cease all public disposition efforts under the Registration Statement with respect to the Registrable Securities then held by the Investor immediately upon receipt of notice of the beginning of any Pending Event Suspension Period and until the Investor receives notice of the end of such Pending Event Suspension Period.

2.6 Piggy-Back Registration Procedures. In connection with the Company’s registration obligations hereunder with respect to a Piggy-Back Registration Statement in which Registrable Securities held by the Investor are in fact included, the Company shall:

(a) Not less than three (3) Trading Days prior to the filing of each Piggy-Back Registration Statement or any related Prospectus or any amendment or supplement thereto (i) furnish to the Investor and Investor Counsel copies of all such documents proposed to be filed (and thereafter include in the Piggy-Back Registration Statement all reasonable comments received by the Investor or Investor Counsel on disclosure relating to the Investor), and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel or the Investor, as the case may be, to conduct a reasonable investigation within the meaning of the Securities Act.

(b) (i) Cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 and (ii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Piggy-Back Registration Statement during the offering.

(c) Promptly notify the Investor and Investor Counsel, and (if requested by any such Person) confirm such notice in writing, of any of the following events: (i) the Commission notifies the Company whether it intends to “review” any Piggy-Back Registration Statement; (ii) the Commission comments in writing on any Piggy-Back Registration Statement (in which case the Company shall deliver to the Investor a copy of such comments and of all written responses thereto); (iii) any Piggy-Back Registration Statement or any post-effective amendment thereto is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to a Piggy-Back Registration Statement or related Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Piggy-Back Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Piggy-Back Registration Statement become ineligible for inclusion therein or any statement made in any Piggy-Back Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Piggy-Back Registration Statement, related Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Furnish to the Investor and Investor Counsel, without charge, copies of each Piggy-Back Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent and in such quantity requested by such Person (excluding those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(e) Promptly upon request, deliver to the Investor and Investor Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(f) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Piggy-Back Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investor may request.

(g) Comply with all applicable rules and regulations of the Commission.

2.7 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 or 2.3 that the Investor shall have furnished to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities and such other information as shall be reasonably requested by the Company to effect the registration of the Registrable Securities.

2.8 Indemnification. In the event any Registrable Securities are included in a Registration Statement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor and its Affiliates and each of the directors, officers, employees and agents of the Investor and its Affiliates (all of the foregoing, the “Investor Indemnified Parties”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (any of the foregoing, a “Violation”) by the Company or its officers, directors, employees or agents: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will pay as incurred to each such Investor Indemnified Party for any legal or other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action (subject to recoupment if this indemnification is judicially determined to be inapplicable by a final, non-appealable order or finding of any Court of competent jurisdiction sitting in the United States); provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished specifically for use in connection with such Registration Statement by the Investor Indemnified Party or, if the Company has fulfilled its obligations set forth in Section 2.5(f), results from the failure to deliver a Prospectus as required by the Securities Act.

(b) To the extent permitted by law, the Investor will, if Registrable Securities held by the Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, its Affiliates and each of the directors, officers, employees and agents of the Company and its Affiliates (all of the foregoing, the “Company Indemnified Parties”), against any losses, claims, damages or liabilities (or actions in respect thereto) to which any one or more of the Company Indemnified Parties may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any

Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor or any other Investor Indemnified Party under an instrument duly executed by such Investor Indemnified Party and stated to be specifically for use in connection with such registration or, if the Company has fulfilled its obligations set forth in Section 2.4, including without limitation Section 2.4(e), results from the failure to deliver a prospectus as required by the Securities Act; and each such Investor will pay as incurred any legal or other expenses reasonably incurred by the Company Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined by a final, non-appealable Order or finding of any Court of competent jurisdiction sitting in the United States that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld.

(c) Within five (5) Trading Days, after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel satisfactory to the Company; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if the indemnifying party is otherwise unaware of such action and such failure is materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) The obligations of the Company and Investor under this Section 2.8 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by the Investor; provided that the Investor may not assign its registration rights under this Section 2 in whole or in part to (a) any individuals or entities whose business is competitive, in whole or in substantial part, with the business of the Company (except to the extent such transfer is to PBL or any of its direct or indirect wholly-owned subsidiaries), (b) individuals, entities or organizations (including governments or governmental agencies or organizations) then appearing on the list of Specially Designated National and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (“OFAC”) or entities or individuals, transfer of such rights to whom might reasonably be expected to have an adverse effect on the ability of the Company to bid for and receive grants or contracts from the United States government, and (c) entities or organizations then controlled by such individuals or having their registered office, headquarters or primary place of business located in a nation that is then subject to an OFAC sanctions program; provided that assignment of registration rights in connection with non-negotiated bona fide sales of Shares on the Trading Market (“Non-Negotiated Bona Fide Sales”), which, for the sake of clarity, shall not include negotiated block sales, are excluded from this restriction on assignment. In the event of any assignment (except in connection with Non-Negotiated Bona Fide Sales), the assignee shall agree to be bound by all of the terms and conditions imposed on the Investor under Section 2 of this Agreement and Section 27 of the Securities Purchase Agreement and under the Warrant.

2.10 Amendment of Registration Rights. Any provision of this Section 2 may be amended, and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 2.10 shall be binding upon the Investor and the Company.

SECTION 3. PRE-EMPTIVE RIGHTS

3.1 Subsequent Offerings. For a period of three (3) years from the date of this Agreement, the Investor shall have the pre-emptive right to purchase its Equity Percentage of all Equity Securities that the Company may, from time to time, propose to sell and issue in any sale that is exempt from registration under the Securities Act after the date of this Agreement, other than the Equity Securities excluded by Section 3.5 hereof. The term “Equity Securities” shall mean (i) any Common Stock or preferred stock of the Company (“Preferred Stock”), (ii) any security convertible, with or without consideration, into any Common Stock or Preferred Stock (including any option to purchase such a convertible security) or (iii) any option, warrant or right to acquire an Equity Security.

3.2 Exercise of Rights. If the Company proposes to issue any Equity Securities in any sale that is exempt from registration under the Securities Act, it shall give the Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Investor shall have twenty (20) days from the giving of such written notice to agree to purchase up to its Equity Percentage of the Equity Securities for the price and upon the terms and conditions specified in the Company’s notice by giving notice to the Company and stating therein the quantity of Equity Securities (up to an amount not to exceed Investor’s Equity Percentage) it agrees to purchase. If the Investor decides to waive its pre-emptive rights with respect to any such transaction, and the Company does not enter into an agreement for the sale of the Equity Securities within ninety (90) days of such waiver, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity Shares shall not be offered unless first reoffered to the Investor in accordance herewith.

3.3 No Termination Upon Waiver of Pre-Emptive Rights. The pre-emptive rights established by this Section 3 shall not terminate nor be deemed to be waived with respect to any subsequent private placement transactions if the Investor or its assignees do not exercise their rights as provided in Section 3.2 to purchase Equity Securities offered to them pursuant to Section 3.1. The provisions of this Section 3 may be amended or waived only by the agreement of the Company and the Investor.

3.4 Transfer of Pre-Emptive Rights. The Investor may assign its pre-emptive rights under this Section 3 in whole or in part provided that (i) each such assignment shall be in connection with a transfer to one individual or entity of a minimum of 500,000 Shares issued pursuant to the Securities Purchase Agreement and (ii) the Investor may not assign its pre-emptive rights under this Section 3 in whole or in part to (a) any individuals or entities whose business is competitive, in whole or in substantial part, with the business of the Company (except to the extent such transfer is to PBL or any of its direct or indirect wholly-owned subsidiaries), (b) individuals, entities or organizations (including governments or governmental agencies or organizations) then appearing on the list of Specially Designated National and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (“OFAC”) or entities or individuals, transfer of such rights to whom might reasonably be expected to have an adverse effect on the ability of the Company to bid for and receive grants or contracts from the United States government, and (c) entities or organizations then controlled by such individuals or having their registered office, headquarters or primary place of business located in a nation that is then subject to an OFAC sanctions program. In the event of any such assignment, the assignee shall agree to be bound by all of the terms and conditions imposed on the Investor under Section 3 of this Agreement, Section 27 of the Securities Purchase Agreement and under the Warrant.

3.5 Excluded Securities. The pre-emptive rights established by this Section 3 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock, options, warrants or other Common Stock purchase rights issued or to be issued pursuant to the 2007 Long-Term Incentive Compensation Plan of the Company, as amended from time to time.

(b) stock issued pursuant to rights or agreements after the date of this Agreement; provided that the pre-emptive rights established by this Section 3 applied with respect to the initial sale or grant by the Company of such rights or agreements;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

(d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) any Equity Securities issued upon the exercise or conversion of any instrument, security, note, warrant, option or other right outstanding on the date of this Agreement;

(f) any Equity Securities issued pursuant to or in connection with any equipment-leasing or other capital or operating lease arrangement, or debt financing from a bank, similar financial institution or other lender, in which the issuance of the Equity Securities was secondary to such transaction;

(g) any Equity Securities issued in connection with strategic alliances involving the Company or any of its subsidiaries; and

(h) any Equity Securities issued in a public offering.

SECTION 4. MISCELLANEOUS

4.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice-of-law rules thereof.

4.2 Remedies. Each party agrees that in event that a settlement of any controversy, claim or dispute is not reached by mutual agreement, such controversy, claim or dispute will be settled by arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration will be in London, England and the arbitrator’s report will be submitted within six (6) months of the initiation of the arbitration process. The applicable federal or state court shall have jurisdiction to enforce any award or remedy granted in the arbitration. Each party will bear its own costs incurred in the course of arbitration.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company and the Investor and their respective permitted successors and assigns; provided, however, that, any proposed transfers of Investor’s rights under this Agreement shall be subject to the other provisions of Sections 2.7 and 3.4 of this Agreement and prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Registrable Securities in its records as the absolute owner and holder of such Registrable Securities for all purposes, including the payment of dividends or any redemption price.

4.4 Entire Agreement. This Agreement and any schedules hereto, the Securities Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, including without limitation that certain Letter of Intent entered into by the Company and Panacea Biotec Ltd. and dated July 28, 2008.

4.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.6 Changes.

(a) For the purposes of this Agreement, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder shall operate as a waiver of the rights hereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision as contemplated herein.

(b) Except as otherwise expressly provided, no amendment or modification of this Agreement may be made without the written consent of the Company and the Investor.

4.7 Notices and Consents. All notices and consents required or permitted hereunder must be in writing and shall be deemed effectively given in the manner specified in the Securities Purchase Agreement.

4.8 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

4.9 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PHARMATHENE, INC.		KELISIA HOLDINGS LTD.

By:	/s/ David P. Wright	By:	/s/ Guardstand Limited

Name:	David P. Wright	Name:	Duly represented by Mr. Paulos Paulou

Title:	President and CEO	Title:	Director

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Annex A

Plan of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

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The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after the Company has filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus after the Company has filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company is required to pay all fees and expenses incident to the registration of the shares of common stock, including the fees and disbursements of counsel to the selling stockholders. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If the Company is notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, the Company will file a supplement to the prospectus. If the selling stockholders use the prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of the Company’s common stock and activities of the selling stockholders.

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